UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2011

Carter Validus Mission Critical REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-165643 (1933 Act)	27-1550167

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4211 West Boy Scout Blvd.

Suite 500

Tampa, Florida 33607

(Address of principal executive offices)

(813) 287-0101

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Stock Incentive Plan

Effective March 18, 2011, the Company approved and adopted the Carter Validus Mission Critical REIT, Inc. 2010 Restricted Share Plan (the “Incentive Plan”) attached as Exhibit 10.1 hereto, pursuant to which the Company has the power and authority to grant restricted or deferred stock awards to persons eligible under the Incentive Plan. The Company has authorized and reserved 300,000 shares of its common stock for issuance under the Incentive Plan, subject to certain adjustments. No person can be granted stock incentives under the Incentive Plan covering an aggregate number of shares in excess of 250,000 in any calendar year. The Incentive Plan must be submitted to the Company’s stockholders for their approval within 12 months of the date of the Incentive Plan’s adoption.

Pursuant to the terms of the Incentive Plan, restricted share awards entitle the recipient to common stock from the Company under terms that provide for vesting over a specified period of time or upon attainment of pre-established performance objectives. Such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient’s employment or other relationship with the Company. Restricted shares may not, in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. Holders of restricted shares may receive cash dividends prior to the time that the restrictions on the restricted shares have lapsed. Any dividends payable in common stock will be subject to the same restrictions as the underlying restricted shares.

On March 18, 2011, the Company granted 3,000 restricted shares of common stock under the Incentive Plan to each of the independent directors of the Company in connection with each independent director’s initial election or appointment to the Board of Directors of the Company (the “Board of Directors”) The Incentive Plan also provides for an annual grant of 3,000 restricted shares of common stock to each of the independent directors in connection with such independent director’s subsequent re-election to the Board of Directors, provided, such independent director is an independent director of the Company as of the date of his or her re-election and has continually served as an independent director of the Company during such annual period. Restricted stock issued to independent directors of the Company will vest over a four-year period following the first anniversary of the date of grant in increments of 25% per annum.

The material terms of the Incentive Plan are qualified in their entirety by the Incentive Plan filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)   Exhibits.

10.1       Carter Validus Mission Critical REIT, Inc. 2010 Restricted Share Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Carter Validus Mission Critical REIT, Inc.

Dated: March 24, 2011	By:	/s/ Todd M. Sakow
Name: Todd M. Sakow Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Carter Validus Mission Critical REIT, Inc. 2010 Restricted Share Plan.